Exhibit 10.2

SIDE LETTER

June 12, 2023

Reference is made to that certain Subscription Agreement, dated as of June 12, 2023, among Metals Acquisition Limited, a private company incorporated under the laws of Jersey, Channel Islands (“MAC Limited”), Metals Acquisition Corp, a Cayman Islands exempted company (the “SPAC”), and BEP Special Situations VI LLC (the “Recipient”) (the “Agreement”).

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreements.

As further consideration for the entry by Recipient into the Agreement, the parties hereto agree as follows:

(a)	For so long as the Recipient (together with its affiliates) holds at least 1.25 million ordinary shares in MAC Limited following Closing, the Recipient will at its sole discretion be entitled to (but not obliged to) designate one (1) director to be nominated the board of directors of the MAC Limited.

(b)	MAC Limited and its board of directors shall take all reasonable steps to promptly give effect to and facilitate the nomination of a director by the Recipient.

(c)	In the event the Recipient and its affiliates, together, cease to hold at least 1.25 million ordinary shares of MAC Limited following Closing, the Recipient must promptly cause the resignation of such director at the request of MAC Limited, and MAC Limited may promptly remove such director at its sole discretion.

(d)	Any person appointed as a director in accordance with this Side Letter (as defined below) must not be prohibited from acting as a director of MAC Limited under any applicable law or the rules of any relevant stock exchange and must be “independent” in accordance with the rules of any relevant stock exchange.

This agreement (this “Side Letter”) supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. The parties to this Side Letter agree that the terms and existence of this Side Letter shall remain confidential, and no party hereto shall disclose the terms or existence of this Side Letter expect pursuant to applicable law, rule or regulation.

This Side Letter shall be governed by and construed in accordance with the laws of the State of New York.

This Side Letter may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

No amendment or waiver of any provision of this Side Letter, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Side Letter by signing in the space provided below.

Very truly yours,

METALS ACQUISITION LIMITED

By:
Name:
Title:

Acknowledged:
BEP SPECIAL SITUATIONS VI LLC

By:
Name:
Title: